Exhibit 1.01

Conflict Minerals Report of

Myomo, Inc.

For the Year Ended December 31, 2023

Introduction

This is the Conflict Minerals Report (the “CMR”) of Myomo, Inc. (the “Company,” “we” or “us” or “our”) for the reporting period from January 1, 2023 to December 31, 2023 in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Rule requires disclosure of certain information when a registrant manufactures or contracts to manufacture products that contain, or likely contain, the “Conflict Minerals” specified in the Rule, which are necessary to the functionality or production of products (the “Covered Products”). We have six Covered Products, which are left and right versions of our MyoPro Motion W and Motion G, and left and right versions of our MARK (Mobile Arm Rehab Kit) units, including accessories provided therewith.

“Conflict Minerals” are defined as gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. Tantalum, tin, tungsten and gold are collectively referred to as “3TG” for the purposes of this assessment. According to the Rule, if a registrant, based on a good faith reasonable country of origin inquiry regarding the Conflict Minerals, has reason to believe that (i) the Conflict Minerals contained in its Covered Products may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively with the DRC, the “Covered Countries”) or (ii) such Conflict Minerals may not be from entirely recycled or scrap sources, then the registrant must exercise due diligence on the source and chain of custody of the Conflict Minerals, and submit a conflict minerals report describing those due diligence measures.

Reasonable Country of Origin Inquiry

During the year ended December 31, 2023, we conducted a Reasonable Country of Origin Inquiry (“RCOI”) to determine, using good faith and reasonable best efforts, whether any of the necessary 3TG that was necessary to the production or functionality of our Covered Products in 2023 originated, or likely originated, from any of the Covered Countries or whether the 3TG originated, or likely originated, from entirely recycled or scrap sources. We held meetings with our engineering and supply chain functions to review the bill of materials for our products to determine which of our purchased components may contain 3TG and to map them their respective suppliers.

We believe that the number of suppliers that may use 3TG in the manufacture of our purchased components is limited. We identified 11 relevant suppliers. We requested that all identified suppliers provide information regarding the origin of the Conflict Minerals contained in components supplied using version 6.01, or higher, of the Conflict Minerals Reporting Template (“CMRT”) of the Responsible Business Alliance and created by the Responsible Minerals Initiative (“RMI”).

We reviewed the responses received, checked for inconsistencies, incomplete forms, and inaccurate responses, and sent reminders to suppliers who did not respond to our requests for information. We compared the Conflict Minerals smelters or refiners reported in the surveys returned against the lists of facilities that received a conformant or active designation by the RMI’s Responsible Minerals Assurance Process (“RMAP”). In accordance with the Rule, we concluded in good faith that during the year ended December 31, 2023:

•	Our products include certain purchased components for which Conflict Minerals are necessary to the functionality or production of those products; and

•

Based on our good faith RCOI regarding the Conflict Minerals, we had reason to believe that: (i) the Conflict Minerals contained in our Covered Products may have originated in the DRC or one or more of the Covered Countries and (ii) such Conflict Minerals may not be from entirely recycled or scrap sources.

Myomo Inc. | 137 Portland Street 4th Floor | Boston, MA 02114

TEL: 877.736.9666 www.myomo.com info@myomo.com

As a result, we exercised due diligence on the Conflict Minerals’ source and chain of custody and are filing this CMR with our Form SD to comply with the requirements of the Rule. In accordance with applicable guidance from the U.S. Securities and Exchange Commission (the “SEC”), we are not required to obtain an independent private sector audit of our CMR for the year ended December 31, 2023. The due diligence measures we performed are discussed below.

Part I. Company Overview and Description of the Company’s Products Covered by This Report

We are a wearable medical robotics company, specializing in myoelectric braces, or orthotics, for people with neuromuscular disorders. We develop and market the MyoPro product line, which is a myoelectric-controlled upper limb brace, or orthosis. The orthosis is a rigid brace used for the purpose of supporting a patient’s weak or deformed arm to enable and improve functional activities of daily living (“ADLs”), in the home and community. It is custom constructed by trained personnel during a custom fabrication process for each individual user to meet their specific needs. Our products are designed to help restore function in individuals with neuromuscular conditions due to brachial plexus injury, stroke, traumatic brain injury, spinal cord injury and other neurological disorders.

Part II. The Company’s Due Diligence Process

Design of Due Diligence

We have adopted due diligence processes in accordance with Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016), including the related Supplements on Tin, Tantalum and Tungsten and on Gold published by the Organization for Economic Co-Operation and Development (collectively, the “OECD Guidance”).

The design of our Conflict Minerals program is in conformity with the OECD Guidance, specifically as it relates to our position in the minerals supply chain as a company that is several levels removed from the actual mining of Conflict Minerals (i.e., a “downstream company”). We do not make direct purchases of raw ore or unrefined Conflict Minerals and instead rely on our direct suppliers to provide us with the information regarding the likely source and chain of custody of the 3TG minerals supplied to us. Summarized below are the design components of our Conflict Minerals program as they relate to the five-step framework set forth in the OECD Guidance:

Due Diligence Performed

Step 1. Establish Strong Company Management Systems

Internal Compliance Team.

Senior management is involved with the overall execution of our program. The compliance team consists of members of the Engineering and Supply Chain departments. This team is responsible for reviewing supplier data and coordination of issues and other tasks that may arise. The team is also responsible for following up with non-responsive suppliers. The team, together with the chief financial officer, reviews our data collection efforts.

Control Systems

We rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers. We expect all our suppliers to have policies and procedures in place to ensure that any 3TG minerals used in the production of the products sold to us are DRC conflict-free. This means that the products must not contain 3TG minerals that directly or indirectly finance, or benefit armed groups in the Covered Countries. These expectations are communicated directly to suppliers.

Other controls include, but are not limited to, our Code of Business Conduct and Ethics that outlines certain expected behaviors for all employees. The Code of Conduct is available to all direct suppliers and if a supplier does not

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meet our requirements, the relationship with this supplier will be evaluated. Our Code of Conduct is reviewed annually to ensure it continues to align with industry best practices.

Strengthen the Company’s Engagement with Suppliers

We inform our-scope manufacturers and suppliers of our disclosure requirements, including our compliance with the OECD Guidance and the Rule.

We have implemented a supply chain system of controls and transparency through the use of due diligence tools created by the RMI. These tools include, as discussed in “Step 2” below, accepting at a minimum version 6.01, or higher, of the CMRT, which is designed to identify and verify information regarding the smelters or refiners that process the necessary Conflict Minerals contained in our products.

Establish a Company-level Grievance Mechanism.

We maintain a telephonic and internet-based hotline for all employees. The hotline is available for use with respect to Conflict Minerals. An independent company (the, “Contractor”) receives calls and electronically submitted tips and issues. The Contractor will notify the CEO, CFO, General Counsel, and Chair of the Audit Committee of the Board of Directors of any calls or other submissions. Upon notification, we evaluate the best method of investigation, evaluation, and if required resolution of any matters. Any matters submitted are reviewed by the Audit Committee during their quarterly meetings.

Maintain Records

We have adopted a policy to retain relevant documentation for a period of 5 years,. including supplier responses to CMRTs. We store all of the information and findings from this process in an internal file management system that can be audited by internal or external parties.

Step 2. Identify and Assess Risks in the Supply Chain

Identify Risks in the Supply Chain by Identifying Company Suppliers.

Identify Company Suppliers.

As explained above, we do not buy raw ore or unrefined Conflict Minerals directly from refiners, smelters or mines. Our supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the manufacturing of the Covered Products and the original sources of the necessary Conflict Minerals. Because we believe that the smelters or refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, we rely on our direct suppliers to provide information on the origin of the Conflict Minerals contained in components and materials supplied to us.

As discussed above under “Reasonable Country of Origin Inquiry” and “Part I. Company Overview and Description of the Company’s Products Covered by This Report,” we identified our Covered Products falling within the scope of the Rule (i.e., products which were manufactured or contracted to be manufactured by us) during the 2023 calendar year. Based on these Covered Products, we were able to identify the suppliers from which we purchase components or materials for the Covered Products that may include Conflict Minerals. We identified 11 relevant suppliers whose products may contain 3TG.

Request Conflict Minerals Reporting Templates (CMRTs) from suppliers.

We surveyed these suppliers to identify the 3TG contained in the products they supply us with, the smelters or refiners that process the 3TG and the country of origin, or likely country of origin, of such 3TG. The survey was conducted by utilizing version 6.01, or higher, of the CMRT. We utilize this RMI reporting template to collect data and information

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from our suppliers in order to identify the origins of 3TG in our supply chain. We received responses from 9 out of 11 suppliers (82%).

Assess Risks in the Supply Chain.

Analyze surveys for RMAP “conformant” and “active” smelters or refiners.

We compared smelters or refiners identified in the supply chain survey against the RMI’s “conformant” smelter or refiner list, which lists all facilities that have received a RMAP “conformant” designation from the RMI. We reviewed all of the responses to determine whether smelters or refiners identified in our supply chain obtained a designation of “conformant” or “active” from the RMI.

Of the CMRT responses we received from suppliers, some included incomplete responses as well as inconsistencies and inaccuracies within the reported data. In such cases, we contacted the suppliers directly in an effort to secure revised responses. Through this process, we have identified, to the best of our efforts, the smelters or refiners in our supply chain and country of origin, or likely country of origin, based on information for the smelters or refiners identified in the supply chain survey.

Understand and define RMAP “conformant” and “active” statuses.

To compile its list, the RMI employs independent third-party auditors to audit the source, including mines of origin and chains of custody, of the Conflict Minerals processed by smelters or refiners which agree to undergo an audit. “Conformant” means that a smelter or refiner was listed as “conformant” with the RMAP’s assessment protocols, including those indicated as “re-audit in progress”.

Smelters or refiners labeled as “active” have committed to undergo an audit, which may be in progress, or are participating in one of the cross-recognized certification programs, namely, the London Bullion Market Association ("LBMA") Responsible Gold Certification or Responsible Jewelry Program Chain-of-Custody Certification.

Step 3. Design and Implement a Strategy to Respond to Identified Risks

We deal with each supplier on an individual basis as our response to suppliers is dependent on the risk(s) identified and exposure. Factors considered include the overall willingness of the supplier to mitigate risk as well as our ability to procure alternative suppliers. Our response is measured and does include termination of our relationship, if necessary

Step 4. Carry Out Independent Third-Party Audit of Smelter/Refiner’s Due Diligence Practices

Due to our downstream position in the supply chain, we do not have a direct relationship with 3TG smelters or refiners. Therefore, we do not perform direct audits of these entities within our supply chain, but instead rely on the efforts of organizations such as the RMI to influence smelters or refiners to undergo audits and become certified through the RMAP.

Step 5. Report Annually on Supply Chain Due Diligence

Our supply chain due diligence efforts are described in this CMR. We have filed this CMR in accordance with the Rule by filing a Form SD with the SEC, with this CMR as an exhibit. This CMR is also available on our website at https://ir.myomo.com/corporate-governance/governance-documents. Information contained on, or that can be accessed through, our website does not constitute a part of this CMR and is not incorporated by reference herein.

Part III. The Company’s Due Diligence Findings and Conclusions

Our Conflict Minerals process, as described above, allowed us to identify in-scope products and the corresponding suppliers. These 11 identified suppliers were surveyed using version 6.01, or higher, of the CMRT. We

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TEL: 877.736.9666 www.myomo.com info@myomo.com

received survey responses from 9, or 82% of our suppliers. 4 suppliers reported that the 3TG minerals used in the products that we purchase from them were not sourced from a Covered Country. 5 suppliers reported that the products they provide to us contain 3TG minerals, which based on due diligence, we have not been able to determine whether such 3TG minerals may have been sourced from the Covered Countries. From the responses that we received, we identified 28 smelters that potentially posed a risk due to their RMAP audit status. The results of the survey do not allow us to make definitive conclusions as to the source or likely source of any potential Conflict Minerals that were necessary to the production or functionality of our products that were manufactured, or contracted to manufacture, in 2023.

Facilities Used to Process the Conflict Minerals in the Covered Products

We compared the list of smelters and refiners provided in our suppliers' responses to the lists of smelters maintained by RMI and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on RMI’s list of validated conflict free smelters and refiners of 3TG. Our suppliers identified a total of 233 legitimate smelters and refiners that appear on the lists maintained by RMI. Based on the smelter list provided by suppliers via the CMRT and publicly available information, we have identified 261 smelters and refiners that are deemed RMAP Compliant – this indicates these smelters or refiners are compliant with the RMAP assessment protocols. Most of the CMRTs we received were made on a company or division level basis, which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TG contained in our products. All smelters and refiners identified by our suppliers that we believe may source 3TG from the Covered Countries appear on RMI’s list of validated conflict free smelters and refiners. Attached, as Annex I, is a list of all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI as legitimate.

Part IV. Implementation of Strategies to Respond to Identified Risks and Future Steps

We have taken, and intend to continue taking, steps to improve our due diligence processes and to minimize the risk that our necessary Conflict Minerals benefit, or likely benefit, armed groups in the DRC or Covered Countries, as well as Conflict-Affected or High-Risk Areas. Going forward, we will continue working with our global supply chain to ensure responsible sourcing and assure compliance with applicable regulations through the following steps:

1.	Contacting from time to time, as is reasonably required, direct suppliers that do not respond to the supply chain survey by a specified date, requesting their responses.

2.

Comparing, as is reasonably required, applicable smelters or refiners identified in the supply chain survey against the list of facilities that have received a RMAP “conformant” or “active” designation from the RMI’s RMAP.

3.	Making a good faith effort to enact terms and conditions related to Conflict Minerals in supplier contracts.

4.	Engaging with suppliers to encourage them to provide requested information for 2024.

5.	Continuing to communicate to our suppliers the expectation that they steer their supply chain towards “conformant” smelters as defined by the RMI's RMAP or other equivalent programs.

Forward-Looking Statements

In addition to historical facts, this CMR contains forward-looking statements within federal securities law, including the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information regarding further supplier engagement, due diligence and risk mitigation efforts and strategy, and involve certain risks and uncertainties. Actual results could differ materially from the forward-looking statements. Words

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such as “expects,” “anticipates,” “intends,” “seeks,” “believes,” “may,” “will,” variations of these words, and similar expressions are intended to identify such forward looking statements. Risks and uncertainties that could cause actual results to differ include, without limitation, risks and uncertainties associated with the progress of industry and other supply chain transparency and smelter or refiner validation programs for Conflict Minerals (including the possibility of inaccurate information, fraud and other irregularities), inadequate supplier education and knowledge, limitations on the ability or willingness of suppliers to provide more accurate, complete and detailed information and limitations on our ability to verify the accuracy or completeness of any supply chain information provided by suppliers and other factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on March 8, 2024, and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this CMR speaks only as of the date hereof. Except as otherwise required by law, the Company undertakes no obligation to update publicly the information contained in this CMR, or any forward looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Myomo Inc. | 137 Portland Street 4th Floor | Boston, MA 02114

TEL: 877.736.9666 www.myomo.com info@myomo.com

Annex I

This list includes all of the smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI as legitimate. Since most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis, we are not able to identify which smelters or refiners listed actually processed the 3TG minerals contained in our products. Therefore, our list of processing smelters and refiners disclosed may contain more facilities than those that actually processed the conflict minerals contained in our products. The efforts described above under “Due Diligence Performed” represent our efforts to determine the location of origin of our conflict minerals.

Metal	Smelter	Smelter Country	RMAP Comformance
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Conformant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	LS MnM Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant

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TEL: 877.736.9666 www.myomo.com info@myomo.com

Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	MKS PAMP SA	SWITZERLAND	Conformant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conformant
Gold	Morris and Watson	NEW ZEALAND	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Conformant
Gold	Sudan Gold Refinery	SUDAN	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Conformant

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Gold	Safimet S.p.A	ITALY	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Conformant
Gold	Gold Coast Refinery	GHANA	Conformant
Gold	Augmont Enterprises Private Limited	INDIA	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	WEEEREFINING	FRANCE	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA	Conformant
Gold	MD Overseas	INDIA	Conformant
Gold	Metallix Refining Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Minsur	PERU	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Thaisarco	THAILAND	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Conformant
Tin	Aurubis Beerse	BELGIUM	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Conformant

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Tin	PT Rajawali Rimba Perkasa	INDONESIA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Conformant
Tin	PT Mitra Sukses Globalindo	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	INDONESIA	Conformant
Tin	PT Timah Nusantara	INDONESIA	Conformant
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	OOO “Technolom” 1	RUSSIAN FEDERATION	Conformant
Tungsten	OOO “Technolom” 2	RUSSIAN FEDERATION	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant

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Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Tin	Thaisarco	THAILAND	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Conformant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Conformant
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Conformant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sai Refinery	INDIA	Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Conformant
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Conformant
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	Conformant

Myomo Inc. | 137 Portland Street 4th Floor | Boston, MA 02114

TEL: 877.736.9666 www.myomo.com info@myomo.com

Tin	PT Babel Inti Perkasa	INDONESIA	Conformant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Conformant
Tin	PT Prima Timah Utama	INDONESIA	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	Conformant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	Conformant
Tin	PT Tommy Utama	INDONESIA	Conformant
Tin	CV Ayi Jaya	INDONESIA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Tin	PT Sukses Inti Makmur (SIM)	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Tirus Putra Mandiri	INDONESIA	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	REMONDIS PMR B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAFINA A.S.	CZECHIA	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tin	Resind Industria e Comercio Ltda.	BRAZIL	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Conformant
Gold	Industrial Refining Company	BELGIUM	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Conformant
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	JALAN & Company	INDIA	Conformant
Gold	Kundan Care Products Ltd.	INDIA	Conformant
Gold	K.A. Rasmussen	NORWAY	Conformant

Myomo Inc. | 137 Portland Street 4th Floor | Boston, MA 02114

TEL: 877.736.9666 www.myomo.com info@myomo.com

Tin	Modeltech Sdn Bhd	MALAYSIA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	PT Bangka Serumpun	INDONESIA	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Marsam Metals	BRAZIL	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant

Myomo Inc. | 137 Portland Street 4th Floor | Boston, MA 02114

TEL: 877.736.9666 www.myomo.com info@myomo.com